SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

LEGG MASON PARTNERS MUNICIPAL FUNDS

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December 28, 2006

To: Smith Barney Financial Advisors

Re: Legg Mason Partners Florida Municipals Fund

As you know, Legg Mason has proposed a series of reorganizations — including certain fund mergers, liquidations and reassignments — in order to streamline the company’s mutual fund offerings. With a more streamlined mutual fund complex, Legg Mason believes the firm will be able to focus on funds that potentially offer the best prospects for long-term viability, attractive long-term performance and asset growth over time.

As part of this proposal, shareholders of Legg Mason Partners Florida Municipals Fund (Florida Municipals Fund) have been asked to consider and approve the reorganization of the Fund into Legg Mason Partners Managed Municipals Fund, Inc. (Managed Municipals Fund).

Please note:

•	There are no material differences between the investment objectives of the Funds. The Managed Municipals Fund seeks to maximize current interest income that is excluded from gross income for regular federal income tax purposes to the extent consistent with prudent investment management and the preservation of capital. The Florida Municipals Fund seeks as high a level of income exempt from regular federal income taxes as is consistent with prudent investing.

•	As part of its investment program, Legg Mason Partners Florida Municipals Fund generally favors municipal securities that enable its shares to be exempt from the Florida intangibles tax. However, the Florida intangibles tax has been repealed effective January 1, 2007. Because the tax benefit for Florida residents of owning Florida municipal securities will be eliminated, the benefit of owning a fund that invests substantially in Florida municipal securities is greatly diminished.

•	Joe Deane and David Fare are responsible for day-to-day portfolio management of both Funds and employ the same investment strategy for selecting securities for both Funds.

Copies of the proxy materials recently mailed to shareholders of Florida Municipals Fund are enclosed with this letter and have been posted on our website at www.leggmason.com/investorservices (Merger Proxy H).

Thank you for your continued support and confidence in the Legg Mason Partners Funds.

For more information, please contact the Legg Mason Partners Funds Sales Desk at 1-800-544-7835.

An investor should consider a fund’s investment objectives, risks, charges and expenses carefully before investing. For a free prospectus, which contains this and other information on any Legg Mason Partners Funds, visit www.leggmason.com/investorservices. An investor should read the prospectus carefully before investing.

Attachment: Merger Proxy H

©2006 Legg Mason Investor Services, LLC, Member NASD, SIPC

(12/06) 06-0857

The recipient of this letter should review the proxy statement for a more complete description of the terms of the proposed reorganization.

FOR BROKER/DEALER USE ONLY — NOT FOR DISTRIBUTION TO THE PUBLIC